EXHIBIT 99.1

American River Bankshares Reports Second Quarter 2010 Financial Results

Sacramento, CA, July 22, 2010 – American River Bankshares (NASDAQ-GS: AMRB) today reported net income of $54,000 or $0.01 per diluted share for the second quarter of 2010, compared to a loss of $704,000 or a loss of $0.12 per diluted share for the second quarter of 2009. For the six months ended June 30, 2010, net income was $360,000 or $0.04 per diluted share, compared to $579,000 or $0.10 per diluted share for the six months ended June 30, 2009.

“The American River Bankshares team continues to do the hard work necessary to move our Company forward,” said David Taber, President and CEO of American River Bankshares. “While improvement in our asset quality is slow and steady, and loan demand is weak, our team continues to see success in bringing on new relationships, which has resulted in a 10% increase in core deposits year over year.”

Net Interest Margin

The Company’s net interest margin was 4.52% for the second quarter of 2010, compared to 4.87% for the second quarter of 2009. For the six months ended June 30, 2010, the net interest margin was 4.62%, compared to 4.98% for the six months ended June 30, 2009.

Net interest income for the second quarter of 2010 decreased $436,000 (7.24%) to $5,582,000 from $6,018,000 for the second quarter of 2009. For the six months ended June 30, 2010, net interest income decreased $1,003,000 (8.12%) to $11,354,000 from $12,357,000 for the six months ended June 30, 2009. Interest income for the second quarter of 2010 decreased $848,000 (11.58%) to $6,473,000 from $7,321,000 for the second quarter of 2009. For the six months ended June 30, 2010, interest income decreased $1,885,000 (12.51%) to $13,187,000 from $15,072,000 for the six months ended June 30, 2009. Interest expense for the second quarter of 2010 decreased $412,000 (31.62%) to $891,000 from $1,303,000 for the second quarter of 2009. For the six months ended June 30, 2010, interest expense decreased $882,000 (32.49%) to $1,833,000 from $2,715,000 for the six months ended June 30, 2009.

The average yield on earning assets declined from 5.91% in the second quarter of 2010 to 5.24% for the second quarter of 2010 and declined from 6.06% for the six months ended June 30, 2009 to 5.36% for the six months ended June 30, 2010. Much of the decline in yields can be attributed to the overall lower interest rate environment, forgone interest on nonaccrual loans, and lower average loans replaced with higher average investment securities. During the second quarter of 2010 foregone interest income on nonaccrual loans was approximately $401,000, compared to foregone interest of $378,000 during the second quarter of 2009. The foregone interest of $401,000 had a 32 basis point negative impact on the yield on earning assets.

The average balance of earning assets decreased 0.50% from $502,455,000 in the second quarter of 2009 to $499,975,000 in the second quarter of 2010 and decreased 1.45% from $507,425,000 for the six months ended June 30, 2009 to $500,057,000 for the six months ended June 30, 2010. The slight decrease in average earning assets for quarter to quarter and year to date was related to a decrease in loan balances offset by an increase in investment securities. As loan balances decreased the proceeds were used to purchase investment securities. This resulting change in the mix of the assets was the cause of the decrease in the net interest margin mentioned above.

When compared to the second quarter of 2009, average loan balances were down $45,571,000 (11.10%) to $365,388,000 for the second quarter of 2010 and when compared to the first six months of 2009, average loan balances were down $42,531,000 (10.26%) to $371,816,000 for the six months ended June 30, 2010. Although the Company has been producing more loans in 2010 the production of loans has been less than loan payoffs. Average investment securities were up $45,526,000 (51.12%) to $134,587,000 for the second quarter of 2010 and up $38,128,000 (42.31%) to $128,241,000 for the six months ended June 30, 2010.

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The Company experienced an increase in average deposits of $24,145,000 (5.43%) from $444,945,000 during the second quarter of 2009 to $469,090,000 during the second quarter of 2010 and increased $30,118,000 (6.88%) from $437,548,000 for the six months ended June 30, 2009 to $467,666,000 for the six months ended June 30, 2010. The increase in deposit balances has enabled the Company to reduce the amount of borrowings as well as purchase investments. Average borrowings dropped from $65,865,000 to $22,633,000 from June of 2009 to June of 2010.

Overall, the yield on loans during the second quarter of 2010 was 6.13% compared to 6.21% for the second quarter of 2009. The yield was 6.19% for the six months ended June 30, 2010 compared to 6.37% for the six months ended June 30, 2009. The decline in yields is reflective of the declining rate environment and the higher amount of foregone interest as the interest foregone for the six month period ending June 30, 2010 was $712,000 compared to $559,000 for the six month period ending June 30, 2009.

The average cost of funds decreased 39 basis points from 1.36% in the second quarter of 2009 to 0.97% for the second quarter of 2010 and decreased 41 basis points from 1.41% for the six months ended June 30, 2009 to 1.00% for the six months ended June 30, 2010. The average balance of interest bearing liabilities decreased $14,005,000 (3.70%) from $383,067,000 in the second quarter of 2009 to $369,062,000 in the second quarter of 2010 and decreased $18,268,000 (4.70%) from $388,569,000 for the six months ended June 30, 2009 to $370,301,000 for the six months ended June 30, 2010.

Loan Growth and Asset Quality

Net loans outstanding as of June 30, 2010 decreased $44,782,000 (11.25%) to $353,409,000 from $398,191,000 as of June 30, 2009 and decreased $22,913,000 (6.09%) from December 31, 2009. Real estate loans outstanding decreased $21,795,000 (7.34%) to $275,228,000 as of June 30, 2010 from $297,023,000 as of June 30, 2009 and decreased $11,337,000 (3.96%) from December 31, 2009. Commercial loans decreased $20,980,000 (25.34%) to $61,819,000 as of June 30, 2010 from $82,799,000 as of June 30, 2009 and decreased $10,802,000 (14.87%) from $72,621,000 from December 31, 2009. Loan payoffs have outpaced the originations of loans.

The loan portfolio at June 30, 2010 included: real estate loans of $275,228,000 (77% of the portfolio), commercial loans of $61,819,000 (16% of the portfolio) and other loans, which consist mainly of leases and consumer loans of $ 24,306,000 (7% of the portfolio). The real estate loan portfolio at June 30, 2010 includes: owner-occupied commercial real estate loans of $116,697,000 (42% of the real estate portfolio), investor commercial real estate of $99,754,000 (36% of the real estate portfolio), construction and land development of $20,733,000 (8% of the real estate portfolio) and other, which consists of residential and multi-family real estate of $38,044,000 (14% of the real estate portfolio).

At June 30, 2010, the allowance for loan and lease losses was $7,441,000 (2.06% of total loans and leases) compared with $7,758,000 (1.91% of total loans and leases) at June 30, 2009. The provision for loan and lease losses was $2,011,000 for the second quarter of 2010 compared to $3,800,000 for the second quarter of 2009. For the six months ended June 30, 2010, the provision was $3,652,000 compared to $5,029,000 for the six months ended June 30, 2009. Net chargeoffs for the second quarter of 2010 were $2,950,000 compared to $1,881,000 for the second quarter of 2009. For the six months ended June 30, 2010, net chargeoffs were $4,120,000 compared to $3,189,000 for the six months ended June 30, 2009.

Non-performing loans and leases as of June 30, 2010 were $19,259,000 or 5.34% of total loans and leases compared to $20,964,000 or 5.46% at December 31, 2009 and $20,946,000 or 5.16% one year ago. Loans and leases past due 30 to 89 days were $3,241,000 at June 30, 2010 compared to $5,971,000 at December 31, 2009 and $8,251,000 at June 30, 2009.

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Non-performing assets were $22,478,000 at June 30, 2010, down $1,815,000 (7.5%) when compared to $24,293,000 at June 30, 2009 and down $994,000 (4.2%) when compared to $23,472,000 at December 31, 2009. Non-performing assets to total assets as of June 30, 2010 were 3.88% compared to 4.40% one year ago and 3.95% as of December 31, 2009. Non-performing assets consist of the following as of June 30, 2010 and December 31, 2009:

Non-performing assets	June 30, 2010	December 31, 2009
Non-performing loans that are current to terms* (10 loans or leases at June 30, 2010 and 12 loans or leases at December 31, 2009)	$2,284,000	$2,133,000
Non-performing loans that are past due (42 loans or leases at June 30, 2010 and 40 loans or leases at December 31, 2009)	16,975,000	18,831,000
Other real estate owned (net) (17 properties at June 30, 2010 and 13 properties at December 31, 2009)	3,219,000	2,508,000

	$22,478,000	$23,472,000

* loans that are current (less than 30 days past due) pursuant to original or modified terms

The Company evaluates non-performing loans for impairment and assigns specific reserves when necessary. At June 30, 2010, specific reserves of $506,000 were held on the non-performing loans, compared to $3,608,000 on December 31, 2009. In addition, there were 12 loans and leases totaling $3,052,000 that are included in the $19,259,000 of non-performing loans and leases, that have been modified and considered troubled debt restructures. There were 13 non-performing loans or leases totaling $3,133,000, which are reported as troubled debt restructures as of December 31, 2009. All of the loans and leases considered troubled debt restructures are considered impaired and have been evaluated according to the Company’s best practices, which follows the guidance established by Generally Accepted Accounting Principles and Regulatory requirements.

Other Real Estate Owned

At June 30, 2010, the Company had 17 other real estate owned (“OREO”) properties totaling $3,219,000. This compares to 12 properties totaling a net $3,347,000 at June 30, 2009 and 13 totaling $2,508,000 at December 31, 2009. During the second quarter of 2010, the Company sold 6 properties for a loss of $52,000 and added 5 properties with loan balances totaling $1,000,000. The properties added during the quarter were simultaneously written down to fair value, net of estimated selling costs, by $141,000 leaving a net value of $859,000. The Company periodically obtains property valuations to determine whether the recorded book value is considered fair value. During the second quarter of 2010, this valuation process resulted in the Company reducing the book value of some properties by $45,000. At June 30, 2010 the reserve balance on OREO was zero. This compares to $300,000 at June 30, 2009 and $15,000 at December 31, 2009.

Deposits and Borrowed Funds

Total deposits as of June 30, 2010 increased $13,999,000 (3.11%) to $463,608,000 from $449,609,000 as of June 30, 2009, but decreased $6,147,000 (1.31%) from $469,755,000 as of December 31, 2009. Core deposits as of June 30, 2010 increased $30,694,000 (9.75%) to $345,549,000 from $314,855,000 as of June 30, 2009 and increased $9,219,000 (2.74%) from $336,330,000 as of December 31, 2009. The Company considers all non time deposits as core deposits.

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Noninterest-bearing deposits increased 7,924,000 (6.89%) to $122,960,000 as of June 30, 2010 from $115,036,000 as of June 30, 2009 and increased $4,632,000 (3.91%) from $118,328,000 as of December 31, 2009. Interest-bearing deposits increased $6,075,000 (1.82%) to $340,648,000 as of June 30, 2010 from $334,573,000 as of June 30, 2009 but decreased $10,779,000 (3.07%) from $351,427,000 as of December 31, 2009. Other borrowings, which include both short- and long-term borrowings, decreased $14,500,000 (40.28%) to $21,500,000 as of June 30, 2010 from $36,000,000 as of June 30, 2009 and decreased $10,000,000 (31.7%) from $31,500,000 at December 31, 2009. The decrease in borrowings was due to a decision by the Company to effectively utilize its increases in deposits to pay down borrowings.

Noninterest Income and Expense

Noninterest income for the second quarter of 2010 decreased $189,000 (29.12%) to $460,000 from $649,000 for the second quarter of 2009 and for the six months ended June 30, 2009, decreased $238,000 (20.53%) to $921,000 from $1,159,000 for the six months ended June 30, 2009. Much of this decrease relates to sales of investment securities. For the second quarter of 2010, the Company recorded a loss on sale of $7,000 compared to a gain on sale of $160,000 for the second quarter of 2009. For the six months ended June 30, 2010, the net loss was $5,000 compared to a gain of $160,000 in the first six months of 2009.

Noninterest expense for the second quarter of 2010 decreased $184,000 (4.34%) to $4,055,000 from $4,239,000 for the second quarter of 2009 and for the six months ended June 30, 2010, increased $400,000 (5.10%) to $8,240,000 from $7,840,000 for the six months ended June 30, 2009. Much of the increase in noninterest expense reflects costs associated with the Company’s OREO, legal fees, and increased costs of FDIC insurance. The total OREO-related expense for the six months ended June 30, 2010 was $584,000 compared to $267,000 for the same period in 2009. In addition, as a result of fees associated with loan collections, legal fees increased by $151,000 from $38,000 for the six months ended June 30, 2009 to $189,000 in expense for the six months ended June 30, 2010. FDIC insurance was $678,000 for the six months ended June 30, 2010 up $269,000 (67.70%) from $409,000 for the six months ended June 30, 2009. The majority of the increase in FDIC insurance relates to increased assessments from the FDIC based on the American River Bank’s assessment category and to cover losses suffered by the FDIC due to an increased number of bank failures.

The fully taxable equivalent efficiency ratio for the second quarter of 2010 increased to 65.53% from 50.97% for the second quarter of 2009 and for the six months ended June 30, 2010 increased to 65.55% from 56.32% for the six months ended June 30, 2009.

Income Taxes

The Company recorded an income tax benefit for the quarter ended June 30, 2010 of $78,000, compared to a benefit of $668,000 for June 30, 2009, or an effective tax rate of 5.9%, for the quarter ended June 30, 2010 and 20.3% for the second quarter of 2009.

For the six months ended June 30, 2010, the provision for income taxes was $23,000 with an effective tax rate of 15.7%, compared to a provision of $68,000 and an effective tax rate of 32.0% for the six months ended June 30, 2009. The lower effective tax rate in 2010 results from the Company realizing the benefits of tax free income related to such items as municipal bonds and bank owned life insurance against an overall lower amount of taxable income.

Capital

Total shareholders’ equity at June 30, 2010 was $89,745,000, up $2,400,000 (2.75%) from $87,345,000 at December 31, 2009. The increase was primarily driven by the unrealized gain booked from the Company’s available-for-sale securities.

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The Company’s subsidiary, American River Bank, remains above the well-capitalized regulatory guidelines. At June 30, 2010, American River Bank’s Leverage ratio was 11.70%, the Tier 1 Risk Based ratio was 17.24% and the Total Risk Based Capital ratio was 18.50%. At June 30, 2009, American River Bank’s Leverage ratio was 8.23%, Tier 1 Risk Based ratio was 10.65% and the Total Risk Based Capital ratio was 11.91%.

At June 30, 2010, American River Bankshares’ Leverage ratio was 12.50%, the Tier 1 Risk Based ratio was 18.38% and the Total Risk Based Capital ratio was 19.64%. At June 30, 2009, American River Bankshares’ leverage ratio was 8.16%, the Tier 1 Risk Based ratio was 10.55% and the Total Risk Based Capital ratio was 11.81%.

Performance Metrics

Performance measures for the second quarter of 2010 (annualized): the Return on Average Assets (ROAA) was 0.04%, Return on Average Equity (ROAE) was 0.24% and Return on Average Tangible Equity (ROATE) was 0.30% compared to the ROAA of –0.50%, ROAE of –4.41% and ROATE of –6.01%, during the second quarter of 2009. For the six months ended June 30, 2010, the Company had a ROAA of 0.12%, ROAE of 0.28% and ROATE of 1.01% compared to a ROAA of 0.20%, ROAE of 1.83% and ROATE of 2.50% for the six months ended June 30, 2009.

Earnings Conference Call

The second quarter earnings conference call will be held Thursday, July 22, 2010 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). David T. Taber, President and CEO, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live forty-five minute presentation and answer questions. Shareholders, analysts and other interested parties are invited to join the call by dialing (888) 221-6237. No conference ID number required. A recording of the call will be available twenty-four hours after the call’s completion on http://amrb.podbean.com.

About American River Bankshares

American River Bankshares [NASDAQ – GS: AMRB] is the parent company of American River Bank (“ARB”), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of “ARB”] in Sonoma County and Bank of Amador [a division of “ARB”] in Amador County. For more information, please call 916-851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

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American River Bankshares
Condensed Consolidated Balance Sheet (Unaudited)

(Dollars in thousands)

	June 30,	December 31,	June 30,
	2010	2009	2009
ASSETS
Cash and due from banks	$39,581	$58,493	$25,074
Federal funds sold	—	—	—
Interest-bearing deposits in banks	—	—	891
Investment securities	143,613	112,935	86,806
Loans & leases:
Real estate	275,228	286,565	297,023
Commercial	61,819	72,621	82,799
Lease financing	3,252	3,920	4,390
Other	21,054	21,725	22,332
Deferred loan and lease origination fees, net	(503)	(600)	(595)
Allowance for loan and lease losses	(7,441)	(7,909)	(7,758)
Loans and leases, net	353,409	376,322	398,191
Bank premises and equipment	1,947	2,094	2,164
Goodwill and intangible assets	16,843	16,965	17,096
Other real estate owned, net	3,219	2,508	3,347
Accrued interest receivable and other assets	20,431	25,101	18,241
	$579,043	$594,418	$551,810

LIABILITIES & SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$122,960	$118,328	$115,036
Interest checking	46,027	50,154	44,833
Money market	135,817	131,614	117,429
Savings	40,745	36,234	37,557
Time deposits	118,059	133,425	134,754
Total deposits	463,608	469,755	449,609
Short-term borrowings	9,500	14,500	14,500
Long-term borrowings	12,000	17,000	21,500
Accrued interest and other liabilities	4,190	5,818	3,925
Total liabilities	489,298	507,073	489,534
Total shareholders’ equity	89,745	87,345	62,276
	$579,043	$594,418	$551,810

Ratios:
Nonperforming loans and leases to total loans and leases	5.34%	5.46%	5.16%
Net chargeoffs to average loans and leases (YTD)	2.23%	1.62%	1.55%
Allowance for loan and lease loss to total loans and leases	2.06%	2.06%	1.91%

American River Bank Capital Ratios:
Leverage Ratio	11.70%	11.65%	8.23%
Tier 1 Risk-Based Capital Ratio	17.24%	16.04%	10.65%
Total Risk-Based Capital Ratio	18.50%	17.30%	11.91%

American River Bankshares Capital Ratios:
Leverage Ratio	12.50%	12.45%	8.16%
Tier 1 Risk-Based Capital Ratio	18.38%	17.13%	10.55%
Total Risk-Based Capital Ratio	19.64%	18.39%	11.81%

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American River Bankshares
Condensed Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	Second Quarter	Second Quarter	%		For the Six Months Ended June 30,		%
	2010	2009	Change		2010	2009	Change
Interest income	$6,473	$7,321	(11.58	) %	$13,187	$15,072	(12.51	) %
Interest expense	891	1,303	(31.62	) %	1,833	2,715	(32.49	) %
Net interest income	5,582	6,018	(7.24	) %	11,354	12,357	(8.12	) %
Provision for loan and lease loss	2,011	3,800	(47.08	) %	3,652	5,029	(27.38	) %
Total noninterest income	460	649	(29.12	) %	921	1,159	(20.53	) %
Total noninterest expense	4,055	4,239	(4.34	) %	8,240	7,840	5.10%
(Loss) income before provision for income taxes	(24)	(1,372)	98.25%		383	647	(40.80	) %
(Benefit from) provision for income taxes	(78)	(668)	88.32%		23	68	(66.18	) %
Net income (loss)	$54	$(704)	107.67%		$360	$579	(37.82	) %

Basic earnings per share	$0.01	$(0.12)	108.33%		$0.04	$0.10	(60.00	) %
Diluted earnings per share	$0.01	$(0.12)	108.33%		$0.04	$0.10	(60.00	) %
Average diluted shares outstanding	9,845,533	5,859,536			9,845,533	5,842,069

Net interest margin as a percentage of average earning assets	4.52%	4.87%			4.62%	4.98%

Operating Ratios:
Return on average assets	0.04%	-0.50%	0.12%	0.20%
Return on average equity	0.24%	-4.41%	0.82%	1.83%
Return on average tangible equity	0.30%	-6.01%	1.01%	2.50%
Efficiency ratio (fully taxable equivalent)	65.53%	61.81%	65.55%	56.32%

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American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)
Trailing Four Quarters

(Dollars in thousands, except share and per share data)

	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter
	2010	2010	2009	2009
Interest income	$6,473	$6,714	$6,887	$7,163
Interest expense	891	942	1,140	1,235
Net interest income	5,582	5,772	5,747	5,928
Provision for loan and lease loss	2,011	1,641	2,500	1,001
Total noninterest income	460	461	513	597
Total noninterest expense	4,055	4,185	3,703	4,268
(Benefit from) income before provision for income taxes	(24)	407	57	1,256
(Benefit from) provision for income taxes	(78)	101	(123)	429
Net income	$54	$306	$180	$827

Basic earnings (loss) per share	$0.01	$0.03	$0.03	$0.14
Diluted earnings (loss) per share	$0.01	$0.03	$0.03	$0.14

Net interest margin as a percentage of average earning assets	4.52%	4.73%	4.74%	4.91%

Average diluted shares outstanding	9,845,533	9,845,533	6,725,359	5,797,533
Shares outstanding-end of period	9,845,533	9,845,533	9,845,533	5,797,533

Operating Ratios (annualized):
Return on average assets	0.04%	0.21%	0.12%	0.59%
Return on average equity	0.24%	1.41%	1.03%	5.22%
Return on average tangible equity	0.30%	1.74%	1.37%	7.17%
Efficiency ratio (fully taxable equivalent)	65.53%	65.56%	57.58%	63.71%

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American River Bankshares
Analysis of Net Interest Margin on Earning Assets
(Taxable Equivalent Basis)

(Dollars in thousands, except share and per share data)

Three months ended June 30,	2010			2009
	Avg		Avg	Avg		Avg
	Balance	Interest	Yield	Balance	Interest	Yield
ASSETS
Loans and leases	$365,388	$5,581	6.13%	$410,959	$6,364	6.21%
Taxable investment securities	118,768	726	2.45%	63,584	676	4.26%
Tax-exempt investment securities	15,793	215	5.46%	25,450	339	5.34%
Corporate stock	26	5	77.13%	27	6	89.13%
Federal funds sold	—	—	—	6	—	0.00%
Interest-bearing deposits in banks	—	—	—	2,429	20	3.30%
Total earning assets	499,975	6,527	5.24%	502,455	7,405	5.91%
Cash & due from banks	49,838			34,679
Other assets	43,414			38,122
Allowance for loan & lease losses	(8,716)			(6,158)
	$584,511			$569,098

LIABILITIES & SHAREHOLDERS’ EQUITY
Interest checking and money market	$181,892	$343	0.76%	$155,630	$323	0.83%
Savings	40,783	58	0.57%	33,380	54	0.65%
Time deposits	124,612	361	1.16%	139,844	621	1.78%
Other borrowings	21,775	130	2.39%	54,213	305	2.26%
Total interest bearing liabilities	369,062	892	0.97%	383,067	1,303	1.36%
Noninterest bearing demand deposits	121,803			116,091
Other liabilities	4,743			5,842
Total liabilities	495,608			505,000
Shareholders’ equity	88,903			64,098
	$584,511			$569,098
Net interest income & margin		$5,635	4.52%		$6,102	4.87%

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Six months ended June 30,	2010			2009
	Avg		Avg	Avg		Avg
	Balance	Interest	Yield	Balance	Interest	Yield
ASSETS
Loans and leases	$371,816	$11,418	6.19%	$414,347	$13,082	6.37%
Taxable investment securities	112,133	1,434	2.58%	64,113	1,411	4.44%
Tax-exempt investment securities	16,082	440	5.52%	25,981	690	5.36%
Corporate stock	26	6	46.54%	19	6	63.68%
Federal funds sold	—	—	—	22	—	0.00%
Interest-bearing deposits in banks	—	—	—	2,943	53	3.63%
Total earning assets	500,057	13,298	5.36%	507,425	15,242	6.06%
Cash & due from banks	48,398			29,843
Other assets	44,482			42,037
Allowance for loan & lease losses	(8,509)			(5,983)
	$584,428			$573,322

LIABILITIES & SHAREHOLDERS’ EQUITY
Interest checking and money market	$181,751	$693	0.77%	$153,033	$641	0.84%
Savings	39,437	115	0.59%	32,904	108	0.66%
Time deposits	126,480	752	1.20%	136,767	1,330	1.96%
Other borrowings	22,633	274	2.44%	65,865	636	1.95%
Total interest bearing liabilities	370,301	1,834	1.00%	388,569	2,715	1.41%
Noninterest bearing demand deposits	119,998			114,844
Other liabilities	5,629			5,949
Total liabilities	495,928			509,362
Shareholders’ equity	88,500			63,960
	$584,428			$573,322
Net interest income & margin		$11,464	4.62%		$12,527	4.98%

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